EXHIBIT 24

                              POWER OF ATTORNEY


      We the undersigned, officers and directors of Parlex Corporation, hereby severally constitute Herbert W. Pollack and Steven M. Millstein, and each of them singly, our true and lawful attorneys, with full power indicated below, to sign for us the Report on Form 10-K of Parlex Corporation for the fiscal year ended June 30, 1998 and any required amendments thereto, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to said Report and any and all such amendments.

      Witness our hands on the dates set forth below:



Dated:
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*/s/ Sheldon A. Buckler                Director
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Sheldon A. Buckler


*/s/ Richard W. Hale                   Director
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Richard W. Hale


*/s/ M. Joel Kosheff                   Director
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M. Joel Kosheff


*/s/ Peter J. Murphy                   Director
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Peter J. Murphy


*/s/ Lester Pollack                    Director
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Lester Pollack


*/s/ Benjamin Rabinovici               Director
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Benjamin Rabinovici